Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

May 9, 2019

Maxar Technologies Reports First Quarter 2019 Results

Westminster, CO – Maxar Technologies Inc. (“Maxar” or the “Company”), a global technology innovator powering the new space economy, today reported financial results for the quarter ended March 31, 2019. All dollar amounts in this press release are expressed in U.S. dollars.

Key points from the quarter include:

•	Consolidated revenues of $504 million
•	Net loss of $0.99 per share
•	Adjusted EBITDA[1] of $117 million and Adjusted EBITDA[1] margin of 23 percent
•	Quarterly dividend of $0.01

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release

“We remain focused on our near-term priorities to position Maxar for sustained top and bottom-line growth. We are working on reducing debt and leverage levels, re-engineering the satellite business based out of Palo Alto, positioning our Imagery, Services, and MDA businesses for long-term growth, and creating a leaner, more agile organization with a reduced cost structure,” stated Dan Jablonsky, President and Chief Executive Officer.

Jablonsky continued, “This quarter, our Palo Alto satellite business experienced quarter-over-quarter profit improvement, Imagery signed on several new subscription-based customers, Services captured a number of new wins, and MDA garnered its first contract for work on the Canadian Surface Combatant program. We continued to advance our organizational restructuring to strengthen our financial position and drive long-term value for our shareholders and customers.”

“First quarter results were consistent with expectations,” stated Biggs Porter, Chief Financial Officer. “Cash flows and capital expenditures reflect the timing of interest and milestone payments and the ramp of the WorldView Legion program. After the quarter end, our insurance carriers accepted the Company’s $183 million claim for loss arising from the WorldView-4 satellite on-orbit failure and we have collected $154 million in proceeds. We expect a full recovery of the remaining balance by the end of the second quarter.”

Consolidated revenues for the first quarter of 2019 were $504 million compared to $557 million for the same period of last year. The decrease in revenues was primarily driven by the Space Systems segment given lower GEO Comsat revenues and the expected wind-down of work on the multi-year RCM project, and a decrease in the Imagery Segment given the loss of the Company’s WorldView-4 satellite.

For the quarter ended March 31, 2019, net loss of $59 million compared to net income of $15 million in the comparative period of 2018. The decrease is primarily driven by a lower tax benefit, higher restructuring costs, and lower Adjusted EBITDA from the Imagery segment given the loss of the Company’s WorldView-4 satellite.

For the first quarter of 2019, Adjusted EBITDA was $117 million and Adjusted EBITDA as a percentage of consolidated revenues (“Adjusted EBITDA margin percentage”) was 23.2%. This is compared to Adjusted EBITDA of $151 million and Adjusted EBITDA margin percentage of 27.1% for the first quarter of 2018. The decline was driven largely by lower Adjusted EBITDA from the Imagery segment given the loss of the Company’s WorldView-4 satellite and lower revenues and profits in the Space Systems segment.

The Company had total order backlog of $1.9 billion as of March 31, 2019 compared to $2.4 billion as at December 31, 2018.  Backlog decreased primarily due to declines in backlog in our Space Systems and Imagery segments. Space Systems backlog decreased primarily as a result of revenue recognized on existing contracts and no new satellite awards during the quarter.  Imagery backlog declined primarily due to the recognition of EnhancedView revenue during the quarter and the loss of our WorldView-4 satellite. Unfunded contract options as of March 31, 2019 totaled $1.3 billion vs. $1.2 billion in 2018. The increase in unfunded contract options was primarily driven by awards in our Services segment.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, the Company uses certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. The Company believes these supplementary financial measures reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three months ended
	March 31,
	2019	2018
($ millions, except per share amounts)
Revenue	$504	$557
Net (loss) earnings	(59)	15
Adjusted EBITDA[1]	117	151

Net (loss) earnings per share, diluted	$(0.99)	$0.26

Weighted average number of common shares outstanding (millions):
Basic	59.5	56.4
Diluted	59.5	56.7

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenue by segment is as follows:

	Reported
	Three months ended
	March 31,
	2019	2018
($ millions)
Revenue
Space Systems	$274	$293
Imagery	200	211
Services	68	70
Intersegment eliminations	(38)	(17)
Total Revenue	$504	$557

The Company analyzes financial performance by segment, which combine related activities within the Company.

	Three months ended
	March 31,
	2019	2018
Adjusted EBITDA:
Space Systems	10	28
Imagery	121	134
Services	7	4
Intersegment eliminations	(3)	(2)
Corporate and other unallocated expenses	(18)	(13)
Adjusted EBITDA[1]	$117	$151

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Space Systems Results

	Reported
	Three months ended
	March 31,
	2019	2018
($ millions)
Revenue	$274	$293
Adjusted EBITDA	$10	$28
Adjusted EBITDA margin percentage	3.6%	9.6%

Space Systems segment revenues decreased $19 million in the first quarter of 2019 compared to the same period of 2018. Revenues decreased primarily due to an increase in estimated costs to complete programs as well as impacts of lower volume in our Palo Alto factory and lower revenues on the RADARSAT Constellation Mission (“RCM”) program in Canada. These decreases were partially offset by increased intercompany revenue on the construction of the Company’s WorldView Legion constellation.

Adjusted EBITDA decreased $18 million in the Space Systems segment in the first quarter of 2019 compared to the same period of 2018. The decrease from 2018 to 2019 is primarily related to an increase in estimated costs to complete certain satellite build programs, as well as impacts of lower volume in our Palo Alto factory. Adjusted EBITDA was also lower due to a decrease in RCM revenue and the change in product mix. These increases were partially offset by a decrease in selling, general and administrative expense due to headcount reductions as a result of prior year restructuring initiatives.

Imagery Segment Results

	Reported
	Three months ended
	March 31,
	2019	2018
($ millions)
Revenue	$200	$211
Adjusted EBITDA	$121	$134
Adjusted EBITDA Margin	60.5%	63.5%

Revenues from the Imagery segment decreased $11 million in the first quarter of 2019 compared to the same period of 2018. The decrease was primarily driven by the loss of WorldView-4 revenue and higher than normal seasonal revenue from international defense and intelligence customers in first quarter of 2018, in part offset by growth from our commercial customers and the U.S. government.

Adjusted EBITDA decreased $13 million in the first quarter of 2019 compared to the same period of 2018. The decrease was primarily driven by the loss of WorldView-4 which had higher margins.

Services Results

	Reported
	Three months ended
	March 31,
	2019	2018
($ millions)
Revenue	$68	$70
Adjusted EBITDA	$7	$4
Adjusted EBITDA Margin	10.3%	5.7%

Services segment revenues remained relatively unchanged in the first quarter of 2019 compared to the same period in 2018. Adjusted EBITDA increased for the first quarter of 2019 compared to the same period of 2018 primarily as a result of the loss on the sale of a subsidiary recognized in the first quarter of 2018 and did not recur in 2019.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions of United States dollars, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Product	$194	$228
Service	310	329
Total revenues	504	557
Costs and expenses:
Product costs, excluding depreciation and amortization	197	187
Service costs, excluding depreciation and amortization	110	119
Selling, general and administrative	103	103
Depreciation and amortization	98	111
Operating (loss) income	(4)	37
Interest expense, net	49	53
Other expense, net	6	1
(Loss) before taxes	(59)	(17)
Income tax benefit	(1)	(32)
Equity in loss from joint ventures, net of tax	1	—
Net (loss) income	$(59)	$15

(Loss) earnings per common share:
Basic	$(0.99)	$0.27
Diluted	$(0.99)	$0.26

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions of United States dollars, except per share amounts)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$45	$35
Trade and other receivables, net	467	464
Inventory	26	31
Advances to suppliers	17	42
Income taxes receivable	16	14
Prepaid and other current assets	61	51
Total current assets	632	637
Non-current assets:
Orbital receivables	400	407
Deferred tax assets	108	103
Property, plant and equipment, net	768	747
Intangible assets, net	1,175	1,232
Non-current operating lease assets	129	—
Goodwill	1,751	1,751
Other assets	115	124
Total assets	$5,078	$5,001
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$190	$209
Accrued liabilities	62	116
Accrued compensation and benefits	101	100
Contract liabilities	309	361
Current portion of long-term debt	19	17
Current operating lease liabilities	33	—
Other current liabilities	52	46
Total current liabilities	766	849
Non-current liabilities:
Pension and other postretirement benefits	194	196
Contract liabilities	43	60
Operating lease liabilities	137	—
Long-term debt	3,174	3,030
Other non-current liabilities	184	222
Total liabilities	4,498	4,357
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized and 59.6 million outstanding at March 31, 2019; nil par value, unlimited authorized common shares and 59.4 million outstanding at December 31, 2018)	—	1,713
Additional paid-in capital	1,774	59
Accumulated deficit	(1,271)	(1,211)
Accumulated other comprehensive income	76	82
Total Maxar stockholders' equity	579	643
Noncontrolling interest	1	1
Total stockholders' equity	580	644
Total liabilities and stockholders' equity	$5,078	$5,001

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions of United States dollars)

	Three Months Ended
	March 31,
	2019	2018
Cash flows provided by (used in):
Operating activities:
Net (loss) income	$(59)	$15
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property, plant and equipment	30	37
Amortization of intangible assets	68	74
Stock-based compensation expense (recovery)	1	(1)
Amortization of debt issuance costs and other noncash interest expense	2	2
Inventory impairment	3	—
Foreign exchange losses	6	1
Deferred income tax (benefit)	—	(24)
Other	4	2
Changes in operating assets and liabilities:
Trade and other receivables	6	(35)
Accrued compensation and benefits	1	(26)
Trade and other payables	(11)	(47)
Accrued liabilities	(56)	22
Contract liabilities	(71)	(26)
Advances to suppliers	25	15
Deferred tax assets	(5)	(18)
Deferred tax liabilities	2	31
Other liabilities	4	(28)
Other	(8)	(7)
Cash used in operating activities	(58)	(13)

Investing activities:
Purchase of property, plant and equipment	(59)	(43)
Purchase or development of intangible assets	(14)	(17)
Disposal of subsidiary and short-term investments	—	5
Cash used in investing activities	(73)	(55)

Financing activities:
Net proceeds from revolving credit facility	150	90
Repayments of long-term debt	(6)	(5)
Settlement of securitization liability	(4)	(4)
Payment of dividends	(1)	(16)
Change in overdraft balance	—	2
Cash provided by financing activities	139	67
Increase (decrease) in cash, cash equivalents, and restricted cash	8	(1)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	1	—
Cash, cash equivalents, and restricted cash, beginning of year	43	42
Cash, cash equivalents, and restricted cash, end of period	$52	$41

Reconciliation of cash flow information:
Cash and cash equivalents	45	25
Restricted cash included in prepaid and other current assets	6	7
Restricted cash included in other assets	1	9
Total cash, cash equivalents, and restricted cash	$52	$41

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. Management believes that exclusion of items in Adjusted EBITDA assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net (loss) income before taxes to Adjusted EBITDA for the three months ended March 31, 2019 and 2018.

	Three months ended March 31,
	2019	2018
($ millions)
Net (loss) income	$(59)	$15
Income tax benefit	(1)	(32)
Interest expense, net	49	53
Depreciation and amortization	98	111
EBITDA	$87	$147
Acquisition and integration related expense	4	4
Restructuring	20	—
Inventory impairment	3	—
CEO severance	3	—
Adjusted EBITDA	$117	$151

Adjusted EBITDA:
Space Systems	10	28
Imagery	121	134
Services	7	4
Intersegment eliminations	(3)	(2)
Corporate and other unallocated expenses	(18)	(13)
Adjusted EBITDA	$117	$151

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries. Financial information and results of operations presented in this Annual Report on Form 10-K for the periods prior to January 1, 2019 relate to Maxar Technologies Inc., our predecessor issuer, and relate to Maxar Technologies Inc. after January 1, 2019.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Daniel Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call the same day, reviewing the first quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:30 p.m. MT (5:30 p.m. ET).To participate, dial:

Toll free North America: 1-866-211-3067

Toronto: 1-647-689-6610

The Conference Call will also be Webcast live and then archived at:

https://event.on24.com/wcc/r/1983809/3460E7909E09A4D6F6D105596068098E

Telephone replay will be available from Thursday May 9, 2019 at 6:30 p.m. (8:30 p.m. ET) to Thursday May 23, 2019 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-585-8367

Toronto: 1-416-621-4642

Passcode: 4188454#

About Maxar

As a global leader of advanced space technology solutions, Maxar is at the nexus of the new space economy, developing and sustaining the infrastructure and delivering the information, services and systems that unlock the promise of space for commercial and government markets. The operations of DigitalGlobe, SSL and Radiant Solutions were unified under the Maxar brand in February; MDA continues to operate as an independent business unit within the Maxar organization. As a trusted partner with 5,900 employees in over 30 global locations, Maxar provides vertically integrated capabilities and expertise including satellites, Earth imagery, robotics, geospatial data and analytics to help customers anticipate and address their most complex mission-critical challenges with confidence. Every day, billions of people rely on Maxar to communicate, share information and data, and deliver insights that Build a Better World. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | Maxar VP Investor Relations | 1-303-684-2207 | jason.gursky@maxar.com

Turner Brinton | Maxar Media Relations | 1-303-684-4545 | turner.brinton@maxar.com